UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 3, 2006
ZIPREALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51002	94-3319956

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2000 Powell Street, Suite 1555
Emeryville, CA 94608

(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (510) 735-2600
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On January 3, 2006, the Compensation Committee of the Board of Directors of ZipRealty, Inc. approved the granting of stock options for a total of 490,000 shares to certain officers of the Company for retention purposes. Each grant vests as to 25% of the shares on the first anniversary of the date of grant and then vests ratably over the following three years, subject to the officer’s continued service to the Company on those dates. The options were granted at an exercise price of $8.40 per share, which was the closing price of the Company’s common stock on the Nasdaq National Market on the date of grant.
     Included in the retention grants were the following grants to the Company’s named executive officers for fiscal year 2004:
Eric A. Danziger, President and Chief Executive Officer, 100,000 shares
Gary M. Beasley, Executive Vice President and Chief Financial Officer, 50,000 shares
William C. Sinclair, Executive Vice President, Operations and Business Development, 30,000 shares
J. Patrick Lashinsky, Senior Vice President, Product Strategy and Development, 50,000 shares

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIPREALTY, INC. a Delaware corporation
Dated: January 6, 2006	By:	/s/ Gary M. Beasley
Gary M. Beasley
Executive Vice President and Chief Financial Officer